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                                                                     EXHIBIT 3.3
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                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       CRONOS GLOBAL INCOME FUND XVI, LP.
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     This Limited Partnership Agreement ("Agreement"), originally made and entered into on August 31, 1995, and hereby amended and restated as of December 28, 1995, is by and among Cronos Capital Corp., a California corporation, as General Partner, Dennis J. Tietz as the initial Limited Partner, and each Person who shall become a party to this Agreement as an Additional Limited Partner in accordance with the California Revised Limited Partnership Act.

     In consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:

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                                   ARTICLE I
                                 DEFINED TERMS
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     The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

     "Acquisition Expenses" refers to expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Acquisition Fees" refers to the fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership, including in the computation of such fees or commissions any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

     "Additional Limited Partners" means those Persons admitted to the Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" refers, with respect to any Partner, to the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Crediting such Capital Account with any amounts which such Partner is obligated to restore or is deemed to be obligated to restore thereto pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

          (ii) Debiting such Capital Account with the items described in Sections 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the
     Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     "Adjusted Capital Contributions" refers to the Limited Partners' Capital Contributions as reduced by Distributions of Sale Proceeds and Distributable Cash From Operations made to the Limited Partners to the extent that such Distributions exceed an 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions.

     "Adjusted Payout" refers to the point in time at which the Limited Partners have received Distributions in an amount equal to their Capital Contributions plus an 8% cumulative, compounded (daily), annual return on their Adjusted Capital Contributions, commencing upon acceptance by the Partnership of the Limited Partners' subscriptions pursuant to Section 3.3(d) hereof.
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     "Affiliate" means, when used with reference to a specified Person, (i) any
Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of the specified Person, (iii) any Person that is an executive officer or director of, general partner in, or serves in a similar capacity to, the specified Person or of which the specified Person is an executive officer, director, or general partner or with respect to which the specified Person serves in a similar capacity.

     "Bankruptcy" as used in Article XIII of this Agreement refers, and only refers, to the following events: (i) an order for relief entered against the General Partner under Chapter 7 of the Federal bankruptcy law, or (ii) the General Partner (A) making a general assignment for the benefit of creditors;
(B) filing a voluntary petition under the Federal bankruptcy law; (C) filing a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (D) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of said nature; or (E) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its assets and properties.

     "Capital Account" refers to the capital account maintained by the Partnership for each Partner pursuant to Section 14.1(d) hereof in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

     "Capital Contributions" refers to the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by all the Partners or a class of Partners or any one Partner, as the case may be (or the predecessor of such Partner or Partners), reduced by the return, if any, of capital contributions to said Partners or Partner pursuant to
Section 3.4(c) hereof.

     "Cash From Operations" for any fiscal period refers to the sum of (i) cash receipts from operations, including, but not limited to, per diem and other rental charges arising from the leasing of Equipment and interest, if any, earned on funds on deposit for the Partnership, but shall not include any Sale Proceeds, minus (ii) all cash funds used to pay expenses and costs incurred in connection with the ownership, management, use and/or operation of the Equipment, including, but not limited to, agent fees and expenses; depot expenses for inspection, handling and storage; the Management Fee; expenses of the General Partner or its Affiliates reimbursable to the General Partner or its Affiliates pursuant to Section 4.4 hereof; Debt Service; maintenance; repair costs not assumed and paid by lessees; insurance premiums; accounting and legal fees and expenses; data processing; bad debt expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; but shall not include cost recovery deductions or amortization of capital expenditures.

     "Closing Date" shall mean the date, as designated by the General Partner and the Underwriter, as of which the Units shall cease being offered to the public by the Partnership, and in no event later than December 27, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 8.1 hereof or written consent given in accordance with Section 8.2 hereof, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "Debt Service" refers to all payments required to be made in connection with any loan to the Partnership.

     "Delivery Charges" means the costs incurred in transporting Equipment from the manufacturer's production facility to the point of origin of the initial lease.

     "Distributable Cash From Operations" means, for any fiscal period, Cash From Operations as adjusted to conform the Partnership's cash balances to any reserve requirement established by the General Partner for the

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proper operation of the business of the Partnership.

     "Distributions" refers to any cash distributions to the Partners of Distributable Cash From Operations or Sale Proceeds.

     "Equipment" refers to the marine dry cargo and special purpose containers acquired by the Partnership for lease to third parties.

     "Equipment Management" refers to the personnel and services necessary to the leasing activities of the Partnership, including, but not limited to, leasing and re-leasing of the Partnership's Equipment, arranging for necessary maintenance and repair of the Equipment, collecting rental revenues, paying operating expenses of the Equipment, determining that the Equipment is used in accordance with the operative contractual arrangements, and providing clerical and bookkeeping services necessary to the leasing of the Partnership's Equipment.

     "Escrow Agent" refers to Bank of America, San Francisco, California.

     "Front-End Fees" refers to the fees and expenses paid by any Person for any services rendered during the Partnership's organizational or acquisition phase, including Offering and Organizational Expenses, all underwriting and sales commissions paid in connection with the offering of Units in the Partnership, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees and expenses, however designated by the General Partner. Front-End Fees do not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees, unless such Persons are Affiliates of the General Partner.

     "Full Payout Lease" refers to a lease pursuant to which the noncancellable rental payments due during the initial term of the lease equal or exceed the Purchase Price of the underlying Equipment plus all interest costs and related financing charges payable on any debt incurred to acquire such Equipment.

     "General Partner" refers to Cronos Capital Corp., a California corporation, or any Person or Persons who, at the time of reference thereto, has been admitted to the Partnership as a successor general partner to it or as an additional general partner.

     "Gross Lease Revenues" refers to the gross revenues received by the Partnership from the leasing of the Equipment (prior to the deduction of any expenses incurred in connection therewith), but shall not include Sale Proceeds.

     "Gross Proceeds" means the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by all Additional Limited Partners, unreduced by any return of capital contributions pursuant to Section 3.4(c) hereof.

     "Independent Expert" refers to a Person with no current material or prior material business or personal relationship with a Sponsor of the Partnership, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Investment in Equipment" refers to the amount of Capital Contributions actually paid or allocated to the purchase of Equipment by the Partnership, including the purchase of Equipment, working capital reserves allocable thereto not in excess of 3% of Capital Contributions, and other cash payments such as interest and taxes but excluding Front-End Fees.

     "IRA" refers to an Individual Retirement Account established under Section 408 of the Code.

     "Leasing Company" refers to Cronos Containers Limited, a U.K. corporation, or any Person or Persons who, at the time of reference thereto, has succeeded to the duties and responsibilities of Cronos Containers Limited.

     "Leasing Fees" refers to the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

     "Letter of Credit Commissions" refers to the commissions customarily charged by banks for the issuance and/or negotiation of letters of credit.

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     "Limited Partner" refers to the initial Limited Partner and to a purchaser of Units in the Partnership who is admitted thereto as a limited partner.

     "Management Fee" refers to the fee payable to the Leasing Company pursuant to Section 4.3 hereof for providing Equipment Management.

     "Minimum Gain" refers to the amount determined by computing, with respect to each non-recourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed (in a taxable transaction) of the Equipment subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

     "Net Proceeds" equals Gross Proceeds minus (i) all underwriting and sales commissions payable thereon, and (ii) all Offering and Organizational Expenses payable therefrom pursuant to Section 5.2 hereof.

     "Nonrecourse Liability" refers to the term of the same name as defined in
Section 1.752-1(a)(2) of the Treasury Regulations.

     "Offering and Organizational Expenses" means the expenses incurred in connection with the organization of the Partnership and the offer and sale to the public of Units therein, including all expenses and fees for qualifying such Units under Federal and state securities laws; all legal and accounting fees; all printing and mailing expenses; all escrow fees and charges; reimbursement of the Selected Dealers for bona fide accountable expenses incurred by them in performing due diligence investigations of the Partnership; and all other expenses, fees, and charges incurred or related to the offer and sale of such Units, but excluding all underwriting and sales commissions paid in connection with the offering.

     "Operating Lease" refers to a lease of Equipment pursuant to which the aggregate, non-cancellable rental payments due during the initial term of the lease are less than the Purchase Price of the Equipment subject to the lease.

     "Other Acquisition Costs" of Equipment refer to the costs of any independent inspection thereof procured by the General Partner; independent consultants' fees in connection with the development and/or review of design specifications; and legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Partner Nonrecourse Debt" refers to the term of the same name as defined in Section 1.704-2(b)(4) of the Treasury Regulations.

     "Partner Nonrecourse Debt Minimum Gain" refers to the amount, with respect to Partner Nonrecourse Debt, equal to the Minimum Gain of the Partnership that would result if the Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     "Partner Nonrecourse Deductions" refers to those deductions as defined in Sections 1.704-2(i)(1) and 1.704(i)(2) of the Treasury Regulations.

     "Partners" refers to both the General Partner and to the Limited Partners, and reference to a "Partner" refers to any one of the Partners.

     "Partnership" refers to the limited partnership created under this Agreement.

     "Person" means an individual, partnership, corporation, trust, or other entity.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, in the final form in which said prospectus is filed pursuant to Rule 424(b) thereunder with said Commission and as it may thereafter be supplemented or amended pursuant to said Act.

     "Purchase Price" of an item of new Equipment equals the manufacturer's invoice cost thereof plus the Delivery Charges and any letter of credit commissions, cable charges, and letter of credit fees associated therewith; the "Purchase Price" of an item of used Equipment equals the price paid by the Partnership to the seller of such Equipment plus any delivery charges, remarking and other related costs, if any, associated therewith. With respect to any item of Equipment purchased from the General

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Partner, the Purchase Price shall equal, if the Equipment is acquired by the
Partnership within six months of its acquisition by the General Partner, the manufacturer's invoice cost incurred by the General Partner, plus any delivery charges and letter of credit commissions, cable charges, and letter of credit fees associated therewith or, if acquired after six months after the Equipment's acquisition by the General Partner, the Purchase Price shall equal the lesser of the foregoing amount or the fair market value of the Equipment. The Purchase Price of Equipment acquired from the General Partner shall be further adjusted in accordance with the provisions of Section 7.2(g) hereof.

     "Qualified Plans" refers to qualified retirement plans as defined in
Section 401(a) of the Code.

     "Roll-Up" refers to the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities by a Roll-Up Entity. The term does not include:

          (i) A transaction involving securities of a Person that has been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System;

          (ii) A transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (A) The Limited Partners' voting rights;

               (B) The term of existence of the Partnership;

               (C) The compensation payable to the General Partner or its Affiliates; or

               (D) The Partnership's investment objectives.

     "Roll-Up Entity" refers to the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     "Sale" means any sale, exchange or other disposition of Equipment, any recovery of damage awards or insurance proceeds (other than business or rental interruption proceeds), or any debt refinancing. A Sale shall not include any return of capital contributions to the Limited Partners pursuant to Section 3.4(c) hereof.

     "Sale Proceeds" refers to all proceeds from a Sale less the following:

          (i) The amount of cash paid or to be paid in connection with such Sale (which shall include, with regard to damage recoveries or insurance proceeds, cash paid or to be paid in connection with repairs, as determined in the discretion of the General Partner, of damage of the affected Equipment);

          (ii) The amount necessary for the payment of all debts and obligations of the Partnership related to the affected Equipment; and

          (iii) The amount considered appropriate by the General Partner to provide reserves to pay taxes, insurance, repairs or other costs and expenses of the Partnership, whether or not related to the affected Equipment.

     "Sales Period" refers to the period of time commencing with the date of the Prospectus and terminating on the Closing Date.

     "Selected Dealers" refers to those members of the National Association of Securities Dealers, Inc. that are selected by the Underwriter to participate in the offer and sale of the Units to the public.

     "Sponsor" refers to the General Partner and to any other Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or to any other Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person. The term does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such, and the term does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering

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of the Partnership Units or the business of the Partnership.

     "Subscription Proceeds" means the monies tendered to the Partnership by subscribers for the Units.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 10.2 hereof.

     "Underwriter" refers to Cronos Securities Corp., a California corporation and an affiliate of Cronos Capital Corp.

     "Unit" means a limited partnership interest in the Partnership representing an investment therein of $20 ($18.40 for employees of the General Partner or any Affiliate of the General Partner, employees of any Selected Dealer or of any investment advisor affiliated with a Selected Dealer).

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                                   ARTICLE II
                      FORMATION, NAME, PLACE OF BUSINESS,
                                PURPOSE AND TERM
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2.1  FORMATION

     The parties hereto have formed on September 1, 1995 a limited partnership pursuant to the provisions of the California Revised Limited Partnership Act.

2.2  NAME, PLACE OF BUSINESS

     The Partnership shall be conducted under the name of CRONOS GLOBAL INCOME FUND XVI, L.P. The place of business and principal office of the Partnership, unless changed by the General Partner, shall be 444 Market Street, San Francisco, California 94111. Notification of any change of the Partnership's place of business and principal office shall be given to the Limited Partners.

2.3  PURPOSE

     The purpose and character of the business of the Partnership is to purchase, own, manage, operate, lease, and sell marine dry cargo containers, special purpose containers (including, without limitation, refrigerated containers, open top containers, tank containers, bulk containers, and flat rack containers), and to engage in any activities related or incidental thereto.

2.4  TERM

     The Partnership commenced on September 1, 1995 and shall continue in full force and effect until December 31, 2015, or until dissolution prior thereto pursuant to the provisions hereof.

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                                  ARTICLE III
                             PARTNERS AND CAPITAL;
                            INVESTMENT IN EQUIPMENT
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3.1  GENERAL PARTNER

     The name and address of the General Partner of the Partnership are set forth in Schedule A attached hereto and incorporated by reference herein. At such time as Additional Limited Partners are first admitted to the Partnership pursuant to the provisions of Section 3.3(e) hereof, the General Partner shall contribute, as its Capital Contribution to the Partnership, $1,000. Except as set forth in Section 13.2 hereof, the General Partner, as such, shall not be required to make any additional Capital Contributions to the Partnership.

3.2  INITIAL LIMITED PARTNER

     The name, address and Capital Contribution of the initial Limited Partner of the Partnership are set forth in Schedule A attached hereto and incorporated by reference herein. The initial Limited Partner shall not be required to make any

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additional Capital Contribution to the Partnership, and shall not voluntarily withdraw or retire as a Limited Partner from the Partnership.

3.3  ADDITIONAL LIMITED PARTNERS

     (a) The General Partner is authorized to admit to the Partnership Additional Limited Partners if, (i) after the admission of such Additional Limited Partners, Gross Proceeds are not less than $2,000,000, and not more than such maximum amount (not to exceed $150,000,000) as the General Partner shall determine, and (ii) the Additional Limited Partners number more than 100 (excluding therefrom Pennsylvania residents, the General Partner and any Affiliate of the General Partner as to any Units purchased by them).

     (b) The subscription (unreduced by any return thereof pursuant to Section 3.4(c) hereof) of each Additional Limited Partner shall be for not less than 125 Units (50 Units for IRAs and Qualified Plans) and may be in such greater integral multiples of one Unit as such Additional Limited Partner and the General Partner shall agree upon. All subscriptions shall be paid in cash.

     (c) Each Additional Limited Partner shall, as a condition to being admitted to the Partnership, satisfy the conditions of Section 15.2 hereof.

     (d) All subscriptions for Units shall be accepted or rejected by the Partnership within 30 days of receipt by the Partnership, and if rejected the Subscription Proceeds of the subscriber will be returned to him forthwith, without interest or deduction. If not rejected within 30 days of receipt by the Partnership, any subscription shall be deemed to be accepted. Subject to the provisions of subsection (e) below, the General Partner shall admit Additional Limited Partners not later than the last day of the calendar month following the date of acceptance by the Partnership of their subscriptions until the Closing Date. The Partnership shall not admit Additional Limited Partners whose subscriptions are dated after the Closing Date.

     (e) All Subscription Proceeds shall be received by the Partnership in trust and shall be deposited in an interest-bearing escrow account with the Escrow Agent. On receipt and acceptance of a minimum of $2,000,000 in Subscription Proceeds from more than 100 subscribers (not counting Pennsylvania residents, the General Partner or any Affiliate of the General Partner as to any Units purchased by them), the Partnership will admit subscribers into the Partnership as Additional Limited Partners not later than 15 days after the receipt of such minimum. From time to time thereafter as subscribers for Units are admitted to the Partnership as Additional Limited Partners, there shall be transferred to the Partnership from the escrow account such subscriber's Subscription Proceeds. The interest earned on Subscription Proceeds will not become part of the Partnership's capital. Instead, within 60 days after the subscribers are admitted as Limited Partners to the Partnership, the General Partner will pay to such Limited Partners all interest earned on their subscriptions proceeds pending admission to the Partnership. If $2,000,000 in Subscription Proceeds from 100 subscribers (as aforesaid) for the Units are not obtained by the Partnership by the date that is twelve months from the effective date of the Prospectus, then all Subscription Proceeds will be promptly refunded to the subscribers together with any interest earned thereon but without deduction of any kind.

3.4  CAPITAL OF THE PARTNERSHIP

     (a) Other than as provided in Section 3.3(e) hereof, no Partner shall be paid interest on any Capital Contribution.

     (b) No Partner shall have the right to withdraw or receive any return of his Capital Contribution, except to the extent and as is specifically provided in subsection (c) below.

     (c) In the event that any portion of Net Proceeds is not invested or committed for investment in Equipment within twenty-four (24) months after the date of the Prospectus (except for any amounts set aside, in the discretion of the General Partner, for reserves), such portion of Net Proceeds shall be distributed to the Limited Partners pro rata to their Capital Contributions (as calculated before any such distribution) by the Partnership as a return of capital, together with a pro rata portion thereon of all Offering and Organizational Expenses and

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sales commissions. For the purpose of this provision, Net Proceeds will be deemed to have been committed to investment in Equipment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, production orders, option agreements or any similar contracts or understandings were at any time executed or agreed to by the Partnership, and to the extent any Net Proceeds have been reserved to make contingent payments in connection with any Equipment. In addition, for the purpose of this provision, the "date of the Prospectus" shall refer to the date of any supplement or amendment thereof as to Net Proceeds derived from the sale of Units occurring after the date of any such supplement or amendment provided, however, that, in all events, any portion of the Net Proceeds that is not invested or committed for investment in Equipment within six (6) months after the Closing Date (except for amounts set aside, in the discretion of the General Partner for reserves), shall be distributed to the Limited Partners pro rata to their Capital Contributions (as calculated before any such distribution) by the Partnership as a return of capital, together with a pro rata portion thereon of Offering and Organizational Expenses and sales commissions.

3.5  INVESTMENT OF LIMITED PARTNERS' CAPITAL CONTRIBUTIONS IN EQUIPMENT

     (a) The Partnership shall allocate at least 80% of the Limited Partners' Capital Contributions to Investment in Equipment.

     (b) Notwithstanding the provisions of sub-section (a) hereof, if the Partnership incurs any indebtedness encumbering the Equipment of the Partnership, then and in such event the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Equipment which is equal to the greater of:

          (i) 80% of the Limited Partners' Capital Contributions reduced by .0625% for each 1% of indebtedness encumbering the Equipment of the Partnership; or

          (ii) 75% of the Limited Partners' Capital Contributions.

     To calculate the percent of indebtedness encumbering the Equipment of the Partnership under paragraph (i) above, divide the amount of indebtedness by the Purchase Price of the Equipment, excluding Front-End Fees. The quotient is multiplied by 0.0625% to determine the percentage to be deducted from 80%. The following are examples of the application of the formula set forth in this subsection (b):

          (iii) No indebtedness--80% of the Limited Partners' Capital Contributions shall be committed to Investment in Equipment;

          (iv) 50% indebtedness--
               50% X .0625% = 3.125%

     80%-3.125% = 76.875% of the Limited Partners' Capital Contributions shall be committed to Investment in Equipment; and

          (v) 80% indebtedness--
              80% X .0625% = 5%

     80%-5% = 75% of the Limited Partners' Capital Contributions shall be committed to Investment in Equipment.

     (c) The foregoing provisions of this Section 3.5 requiring the Partnership to invest a certain minimum amount of the Limited Partners' Capital Contributions in Equipment shall not be effective during the period of time that the Partnership is acquiring Equipment from the Net Proceeds, but shall apply, and be effective, at such time as the Net Proceeds have been fully invested in Equipment (or returned, in part, to the Limited Partners pursuant to Section 3.4(c) hereof), and thereafter during the period of time the Partnership may purchase Equipment. If Net Proceeds are returned to the Limited Partners pursuant to the provisions of Section 3.4(c) hereof and, as a result of such return, the amount of the Limited Partners' Capital Contributions invested or available for Investment in Equipment is less than the minimum required percentage, then and in such event the General Partner shall promptly return to the Partnership sufficient monies from the fees, sales commissions, and cost reimbursements paid by the Partnership to it and its Affiliates to enable the Partnership to achieve the minimum required percentage.

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3.6  LIABILITY OF LIMITED PARTNERS

     No Limited Partner shall be personally liable for any of the debts of the Partnership or for any losses thereof beyond the amount of his Capital Contribution to the Partnership plus the amount equal to his share of the undistributed profits of the Partnership, if any. When a Limited Partner has received a Distribution from the Partnership, he shall be obligated to return the Distribution to the Partnership to the extent that at the time of the Distribution, the Limited Partner knew that immediately after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their interest in the Partnership and other than liabilities as to which recourse of creditors is limited to specified assets of the Partnership, exceeded the fair value of the assets of the Partnership other than those assets which are subject to liabilities (to the extent of the liabilities) as to which recourse of creditors is so limited. The General Partner shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

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                                   ARTICLE IV
                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES
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4.1  UNDERWRITING COMMISSION

     In consideration of the Underwriter's services rendered in connection with the offer and sale of the Units to the public, the Partnership shall pay an underwriting commission to the Underwriter, an Affiliate of the General Partner, equal to the difference between 10% of Gross Proceeds and all sales and wholesale commissions paid by the Partnership to the Selected Dealers. The aggregate of all commissions payable by the Partnership to the Underwriter and to the Selected Dealers shall not exceed 10% of Gross Proceeds. The Partnership may also, as a component of Offering and Organizational Expenses, reimburse the Selected Dealers for expenses incurred by them in performing due diligence investigations of the Partnership or the General Partner, but such reimbursements shall not exceed 0.5% of Gross Proceeds. The underwriting commission shall be paid by the Partnership to the Underwriter from time to time during the Sales Period as subscribers for the Units are admitted as Additional Limited Partners to the Partnership.

4.2  ACQUISITION FEE

     In consideration of the General Partner's services rendered in connection with the Partnership's purchases of Equipment, which shall include the payment by the General Partner of all Other Acquisition Costs thereof, the Partnership shall pay to the General Partner an Acquisition Fee equal to 5% of the Purchase Price of the Equipment purchased by the Partnership. The Acquisition Fee shall be payable to the General Partner with respect to Equipment acquired from Net Proceeds, and shall be paid at such time as the Equipment is delivered to the Partnership; provided, however, that with respect to Equipment purchased by the Partnership with short-term borrowings incurred in anticipation of the sale of Units by the Partnership, no Acquisition Fee shall be paid with respect to such Equipment until such time as sufficient Net Proceeds are raised by the Partnership to repay the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to any Equipment purchased with the proceeds of any term loan obtained by the Partnership. The amount of the Acquisition Fee payable to the General Partner over the life of the Partnership shall be limited to an amount that, when added to all other Front-End Fees (other than those paid by the General Partner) does not exceed 20% of Gross Proceeds.

4.3  MANAGEMENT FEE

     In consideration of the Leasing Company's services in performing Equipment Management for the Partnership, the Partnership shall pay to the Leasing Company, an Affiliate of the General Partner, a Management Fee equal to 7% of Gross Lease Revenues attributable to Operating Leases plus 2% of Gross Lease Revenues attributable to Full Payout Leases. The Manage-ment Fee shall be payable to the Leasing Company monthly, based upon Gross Lease Revenues for the prior month. The services to be rendered by the Leasing Company to the Partnership, and the compensation payable therefor, shall be set forth in a written agreement between the Leasing Company and the Partnership. Other than any amendment or modification thereto that reduces the Leasing Company's compensation or increases its duties and responsibilities, all modifications and amendments to such Agreement shall require the consent of the holders of a majority of the outstanding Units. The agreement shall provide that the Partnership may cancel the agreement, without penalty, upon 60 days' notice, with or without cause. The Management Fee payable to the Leasing Company shall be reduced by the amount of any monies paid by any Person (other than the Partnership) to the General Partner, to the Leasing Company, or to any Affiliate of the General Partner for services rendered by them in managing the leasing operations of the Partnership.

4.4  REIMBURSEMENT FOR CERTAIN SERVICES

     (a) The Partnership shall reimburse the General Partner and its Affiliates, including the Leasing Company, for (i) salaries and related salary expenses for services which could be performed directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing, operations, communications, duplicating, and other such services; (ii) preparing Partnership reports and communications to the Limited Partners; and (iii) performing administrative services necessary to the prudent operation of the Partnership. No reimbursement under clauses (i) through (iii) of this Section 4.4 shall be permitted for specific services for which the General Partner or its Affiliates or the Leasing Company receive a separate fee or for which they are separately reimbursed (such as for Offering and Organizational Expenses). No reimbursement under clauses (i) through (iii) of this Section 4.4 shall be permitted for the salaries, fringe benefits, travel expenses, and other administrative items incurred by or allocated to any "Controlling Person," or for any direct or indirect expenses in performing services for the Partnership, such as rent or depreciation, utilities, capital equipment, or other administrative items. "Controlling Person" for purposes of this Section 4.4 shall mean any individual, regardless of title, who performs executive or senior management functions for the General Partner similar to those of directors, executive management and senior management, or any Person who either holds a 5% or more equity interest in the General Partner or has the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management level employees and policies of the General Partner.

     (b) In no event shall any amount charged by the General Partner or by any Affiliate to the Partnership as a reimbursable expense pursuant to the provisions of subsection (a) above exceed the lesser of (i) the actual cost of such services, or (ii) the amount which the Partnership would be required to pay to independent parties for comparable services in the same geographic location. In the Partnership's annual report to the Limited Partners, there shall be provided an itemized breakdown of reimbursements made to the General Partner and its Affiliates for the services provided to the Partnership and reimbursed to the General Partner and its Affiliates pursuant to the foregoing provisions of this Section 4.4. The reimbursement for expenses provided by this Section 4.4 shall be made to the General Partner and its Affiliates regardless of whether any Distributions are made to the Limited Partners pursuant to Section 6.1 hereof.

4.5  SHARE OF DISTRIBUTIONS

     The General Partner shall be entitled to a share of the Distributions of the Partnership, as set forth in Section 6.1 hereof. Payments to the General Partner of its share of Partnership Distributions shall be made concurrently with the payment of such Distributions to the Limited Partners pursuant to
Section 6.1 hereof.

4.6  INTEREST IN THE PARTNERSHIP

     The General Partner shall be allocated the Partnership's taxable items of income, gain, loss, deduction, and credit as set forth in Section 6.2 hereof.

4.7  EXCLUSIVITY

     The General Partner will receive compensation from the Partnership as general partner only as specified in the foregoing Sections of this Article IV and in Section 13.3 hereof.

--------------------------------------------------------------------------------

                                   ARTICLE V
                              PAYMENT OF EXPENSES
--------------------------------------------------------------------------------

5.1  GENERAL

     All of the Partnership's expenses shall be billed directly to and paid by the Partnership. Reimbursement to the General Partner or any of its Affiliates shall not be allowed, except as provided herein and in Section 4.4 hereof and except for reimbursement of the actual cost to the General Partner or its Affiliates of goods, materials and services used for or by the Partnership and obtained from Persons which are not affiliated with the General Partner.

5.2  OFFERING AND ORGANIZATIONAL EXPENSES

     The Partnership shall pay all Offering and Organizational Expenses; provided, however, that the General Partner will directly pay (without recourse to, or right of reimbursement by, the Partnership) such Expenses to the extent they exceed 5% of Gross Proceeds.

5.3  EXPENSES OF THE PARTNERSHIP

     In addition to the payment of those expenses and fees enumerated in Article IV and in Sections 5.1 and 5.2 hereof, the expenses of the Partnership that shall be paid by the Partnership may include, but are not limited to: (i) all costs of Persons employed by the Partnership and involved in the business of the Partnership, not including Persons who may also be employees of the General Partner or any of its Affiliates; (ii) agent fees and expenses; (iii) depot expenses of inspection, handling and storage; (iv) maintenance and repair costs not paid for by Equipment lessees; (v) Debt Service; (vi) bad debt expenses;
(vii) insurance premiums; (viii) the deductible under any insurance policy covering the Equipment and any costs of uninsured or excluded risks; (ix) charges, assessments, or levies imposed upon or against the Equipment of whatever kind or nature; (x) ad valorem, gross receipts, and other property taxes which are levied against the Equipment or the gross rentals therefrom;
(xi) legal, audit, and accounting fees and expenses; (xii) the recording and filing expenses of amending the Certificate of Limited Partnership of the Partnership and of terminating the Partnership; (xiii) the costs of preparation and dissemination of informational material and documentation relating to a Sale of Equipment; (xiv) costs incurred in connection with any litigation in which the Partnership is involved, including any sums paid in settlement thereof; (xv) the costs of any examination, investigation or other proceedings conducted by any regulatory body of the Partnership; (xvi) the cost of any computer services used for or by the Partnership; and (xvii) the costs of any accounting, statistical or bookkeeping services utilized for the maintenance of the books and records of the Partnership. The Partnership shall not pay any of the enumerated foregoing expenses that are included as a component of Offering and Organizational Expenses payable by the General Partner pursuant to Section 5.2 hereof or that are a component of Other Acquisition Costs, which are payable by the General Partner.

--------------------------------------------------------------------------------

                                   ARTICLE VI
                                 DISTRIBUTIONS;
                         ALLOCATION OF INCOME AND LOSS
--------------------------------------------------------------------------------

6.1 DETERMINATION AND ALLOCATION OF DISTRIBUTIONS BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS

     (a) All Distributions of the Partnership, whether from Distributable Cash From Operations or Sale Proceeds, shall be determined monthly. Distributions so determined shall be distributed to the Partners within 60 days after the end of the month. Notwithstanding the foregoing, if the General Partner determines, in its sole discretion, that the administrative cost of making monthly Distributions is excessive in relation to the amount of such Distributions, then and in such event, after notice thereof to the Limited Partners, Distributions shall be determined quarterly and distributed within 60 days after the close of the calendar quarter.

     (b) All Distributions of the Partnership shall be allocated and distributed between the General Partner and the Limited Partners as follows:

          (i) First, 95% of Distributions attributable to Distributable Cash From Operations and 99% of Distributions attributable to Sale Proceeds shall be allocated and distributed to the Limited Partners and the remainder shall be allocated and distributed to the General Partner until Adjusted Payout; and

          (ii) Thereafter, 85% of all Distributions shall be allocated and distributed to the Limited Partners and 15% of all Distributions shall be allocated and distributed to the General Partner.

     (c) All Distributions of Distributable Cash From Operations and Sale Proceeds, other than Distributions in liquidation of the Partnership, shall be paid in cash, not in kind. Liquidating distributions made to the Limited Partners pursuant to the provisions of Section 13.3 hereof shall be paid in cash, not in kind, unless the Limited Partners, by vote pursuant to Section 8.3(a)(iv) hereof, approve of some other form of liquidating distributions. In all events, liquidating distributions in kind may only be made to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership, from which distributions shall be made to the Partners as if made directly by the Partnership pursuant to this Agreement.

6.2  ALLOCATIONS FOR TAX PURPOSES: GENERAL RULES

     (a) The income, gains, losses, deductions, and credits of the Partnership shall be determined and allocated among the Partners in a manner that the General Partner determines, upon advice of the Partnership's independent accountants and counsel, is required by Section 704(b)(2) of the Code and the Treasury Regulations promulgated thereunder. If as to one or more classes of tax items, the General Partner determines that more than one method is permitted or that the correct method is uncertain, then the General Partner may adopt such method that it deems to be in the best interests of the Partnership, taking into account ease of administration, the desire to match taxable income and deductions with economic income and deductions, the economic interest of the Partners in the Partnership, and the risk of proposed adjustments by the Service and the consequences thereof. Without limiting the generality or scope of the foregoing grant of authority, there follow specific rules to be followed by the General Partner in allocating tax items among the Partners. The rule or rules stated in each subsection below are subject and subordinate to the rule or rules stated in each subsequent subsection of this Section.

     (b) For each fiscal year, the Partnership's income, gains, losses, deductions, and credits, and each item thereof, shall be allocated 1% to the General Partner and 99% to the Limited Partners. No allocation of losses, deductions, or any item thereof shall be made to any Partner (Limited or General) if the allocation would create an Adjusted Capital Account Deficit for that Partner; in such event, the loss, deduction, or item thereof that would create such a Deficit shall be reallocated to those Partners (including the General Partner) to whom the reallocation would not create an Adjusted Capital Account Deficit, pro rata to their Adjusted Capital Account Deficits.

     (c) For each fiscal year, the Partnership shall allocate to the General Partner gross income of the Partnership for such fiscal year in an amount equal to that portion of the Distributions allocable to the General Partner in excess of 1% of the Distributions allocable to all Partners (General and Limited) by the Partnership for such fiscal year.

     (d) If the General Partner is required to recognize as income for any fiscal year its share of Distributions of the Partnership prior to the fiscal year in which the income giving rise to such Distributions is realized, then and in such event any resulting deduction available to the Partnership with respect to such income for the earlier fiscal year shall be allocated to the General Partner.

     (e) Partner Nonrecourse Deductions for any fiscal year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

     (f) Any gain recognized by the Partnership on any sale or other taxable disposition of its Equipment shall be allocated among the Partners in the following order of priority:

          (i) First, to the Partners with Capital Account deficit balances in an amount sufficient to eliminate such deficit balances or, if the gain to be allocated under this clause (i) is less than the aggregate Capital Account deficit balances of the Partners, then to each Partner with a Capital Account deficit balance pro rata to such Partner's share of the Partners' aggregate Capital Account deficit balances; and

          (ii) Thereafter, among the Partners in accordance with their share (determined without regard to the provisions of Section 13.3 hereof) of Sale Proceeds distributable with respect to such Equipment pursuant to
     Section 6.1 hereof.

     (g) In the event that any Partner unexpectedly receives any adjustment, allocation, or distribution described in Sections 1.704-1(b)(2) (ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, then and in such event, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This subsection is intended to comply with the qualified income offset requirement of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     (h) If there is a net decrease in the Partnership Minimum Gain during any fiscal year, each Partner who would otherwise have an Adjusted Capital Account Deficit at the end of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This subsection is intended to comply with the minimum gain charge-back requirement of Section 1.704-2(f) of the Treasury Regulations, and shall be interpreted consistently therewith.

6.3  ALLOCATIONS AMONG THE LIMITED PARTNERS

     The rule or rules stated in each subsection below are subject and subordinate to the rule or rules stated in each subsequent subsection of this Section.

     (a) All Distributions to the Limited Partners and all income or loss allocable to the Limited Partners shall be distributed or allocated, as the case may be, to each Limited Partner in the ratio in which the number of Units held of record by such Limited Partner bears to the total number of Units held of record by all Limited Partners entitled to such allocation or Distribution.

     (b) All Distributions to the Limited Partners in liquidation of the Partnership shall be distributed to each Limited Partner in the ratio in which the credit balance of the Limited Partner's Capital Account bears to the aggregate credit balance of the Capital Accounts of all Limited Partners, with such balances determined after taking into account all Capital Account adjustments (other than the Distributions made hereunder) for the Partnership's taxable year during or for which such Distributions in liquidation of the Partnership are made.

     (c) All income or loss allocable to a Limited Partner shall be allocated, and all Distributions to a Limited Partner shall be distributed, as the case may be, to the Person recognized by the Partnership as the holder of Units as of the last day of the fiscal period for which such allocation or Distribution is to be made.

     (d) All income or loss for a calendar year allocable to any Units which have been transferred during such year shall be allocated between the transferor and the transferee based upon the number of months that each was recognized, in accordance with Section 10.2(d) hereof, as the holder of the Units for purposes of this Section, without regard to whether Distributions were made to the transferor or transferee for the particular month of such calendar year.

     (e) From and after the date Additional Limited Partners are first admitted to the Partnership pursuant to Section 3.3(e) hereof and continuing through the end of the month in which the Sales Period ends, all Distributions and all items of income, gain, loss, deduction, and credit allocable to the Limited Partners shall be determined monthly, and allocated solely to those Limited Partners admitted as such on or prior to the first day of the month for which the Distribution is made, pro rata to their Unit ownership in the Partnership.

     (f) All expenses of the Partnership classified as syndication expenses under Section 1.709-2(b) of the Treasury Regulations for any fiscal year and allocable to the Limited Partners shall be allocated among the Limited Partners pro rata to their Unit ownership in the Partnership. If Additional Limited Partners are admitted to the Partnership on different dates, then all such syndication expenditures shall be allocated among the Limited Partners so that, to the extent possible, the cumulative syndication expenses allocated with respect to each Unit at any time is the same amount. In equalizing the allocation of syndication expenditures as aforesaid, the General Partner may allocate a portion of the income or loss or items thereof of the Partnership so as to achieve the same effect. Notwithstanding the foregoing, no underwriting or sales commission shall be allocated to any Limited Partner with respect to whom the payment of such sales or underwriting commissions has been waived.

--------------------------------------------------------------------------------

                                  ARTICLE VII
                 RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER
--------------------------------------------------------------------------------

7.1  MANAGEMENT AND CONTROL OF THE
      PARTNERSHIP

     (a) The General Partner, within the authority granted to it by this Agreement, shall have the exclusive right to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything that may be necessary in accordance with the provisions of this Agreement. Without limiting the generality of the foregoing, the General Partner shall manage or provide for the management of the Equipment acquired by the Partnership and shall operate or provide for the operation of such Equipment, including providing on-going marketing and re-leasing services to the Partnership.

     (b) No Limited Partner (except one who may also be an officer or employee of the General Partner, and then only in his capacity as such officer or employee of the General Partner within the scope of its authority hereunder) shall participate in or have any control over, the Partnership's business or shall have any authority or right to act for or on behalf of the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

7.2  AUTHORITY OF THE GENERAL PARTNER

     Except to the extent otherwise provided herein, the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized:

     (a) to acquire, hold, manage, lease, sell, and dispose of marine dry cargo containers and special purpose containers (including, without limitation, refrigerated containers, open top containers, tank containers, bulk containers and flat rack containers), and interests therein, as well as personal or mixed property connected therewith, including the purchase, lease, maintenance, repair, exchange, trade or sale of such equipment, at such purchase prices, lease or rental rates, costs and sale prices, and upon such terms, as the General Partner deems, in its sole discretion, to be in the best interests of the Partnership;

     (b) to execute any and all agreements, purchase orders, letters of credit, leases, contracts, documents, certificates, and other instruments, as are necessary or convenient in connection with the purchase, lease, management, maintenance, repair, operation, or sale of the Equipment;

     (c) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and in accordance with the Partnership's borrowing policy as set forth in the Prospectus, and to secure the same by mortgage, pledge, or other lien on any or all of the Equipment or assets of the Partnership; provided, however, that the Partnership shall not borrow additional money or issue new evidences of indebtedness for the purpose of purchasing Equipment after the expiration of 60 months from the Closing Date; provided further, however, that the aggregate amount of indebtedness which may be incurred in connection with the purchase of Equipment shall not, measured as of the date which is 30 days after the Closing Date, exceed 20% of the Purchase Price of all of the Equipment determined on a combined basis; provided further, however, that the General Partner agrees to purchase from the Partnership a sufficient number of containers to enable the Partnership to repay any indebtedness owed to a third party incurred for the purpose of acquiring Equipment (other than a manufacturer of Equipment offering delayed payment terms to the Partnership) to an amount so that the outstanding principal balance of such indebtedness, measured as of the date which is 30 days after the Closing Date, does not exceed 20% of the aggregate Purchase Price of the Partnership's Equipment; provided further, however, that the General Partner agrees to purchase containers as required aforesaid within 30 days after the Closing date; provided further, however, that the containers to be sold to the General Partner as aforesaid shall be sold by the Partnership to the General Partner at a sales price equal to the greater of the cost of the Equipment to the Partnership or its fair market value, as reduced by the "net revenues" realized by the Partnership from the leasing and ownership of the Equipment prior to its sale to the General Partner hereunder, with "net revenues" determined as provided by subsection (h) of this Section 7.2; provided further, however, that the Partnership shall not borrow monies for the purpose of making Distributions to the Limited Partners;

     (d) To prepay, in whole or in part, refinance, increase, modify, or extend any loans or mortgages affecting the Equipment and in connection therewith to execute any extensions or renewals of loans or mortgages on any of the Equipment;

     (e) to acquire or enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership and/or the conservation of the Partnership's assets, or for any purpose convenient or beneficial to the Partnership;

     (f) to employ or retain Persons in the operation and management of the business of the Partnership, including, but not limited to, depot agents, interchange agents, insurance brokers, attorneys and accountants, on such terms and for such compensation as the General Partner shall determine;

     (g) to open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations; provided, however, that the monies of the Partnership shall not, other than as permitted by the provisions of Section 14.2 hereof, be commingled with the funds of any other Person;

     (h) to purchase Equipment in its own name or otherwise temporarily (i.e., generally not in excess of six months and in no event in excess of 12 months) hold title thereto for the purpose of facilitating the acquisition of such Equipment by the Partnership; provided, however, that (i) such Equipment, if purchased by the Part-nership within six months of its acquisition by the General Partner, shall be purchased for a purchase price no greater than the reasonable, necessary, and actual cost and expense of such Equipment to the General Partner, except for the addition thereto of the Acquisition Fee payable thereon to the General Partner in accordance with Section 4.2 hereof; (ii) such Equipment, if purchased by the Partnership between six and twelve months after its acquisition by the General Partner, shall be purchased for a purchase price no greater than the lesser of the reasonable, necessary, and actual cost and expense of such Equipment to the General Partner or its fair market value, except for the addition thereto of the Acquisition Fee payable thereon to the General Partner in accordance with
Section 4.2 hereof; (iii) the General Partner shall reduce the purchase price of the Equipment sold to the Partnership by the amount of the "net revenues" realized by the General Partner from the leasing and ownership of such Equipment, with "net revenues" defined for the purposes of this provision as all revenues realized by the General Partner from the leasing or ownership of such Equipment minus all expenses of such leasing and ownership including interest expense related to the financing of the containers while owned by the General Partner (but excluding depreciation), and minus the management fee and expense reimbursements that would be payable to the General Partner by the Partnership under Sections 4.3 and 4.4 hereof were such Equipment owned by the Partnership and not by the General Partner; (iv) there is no benefit arising out of such transaction to the General Partner or its Affiliates apart from the compensation otherwise permitted by this Agreement; and (v) the Partnership shall not, in any event, purchase Equipment from any partnership sponsored, organized, or managed by the General Partner or by any Affiliate of the General Partner;

     (i) to execute an underwriting agreement with the Underwriter, an Affiliate of the General Partner, and to enter into agreements with dealers and wholesaling agreements with such member firms of the National Association of Securities Dealers, Inc. selected by Underwriter, pursuant to which said firms shall assist the Partnership in the offer and sale of Units to the public; and

     (j) to engage in any activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership formed under the laws of the State of California.

7.3  TAX MATTERS PARTNER

     The General Partner is hereby designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code. In addition to all other powers conferred on the General Partner as tax matters partner under said Section, the General Partner shall have the power and authority to retain, at Partnership expense, counsel and accountants in connection with any audit or related proceeding involving the Partnership. The designation hereby made of the General Partner as tax matters partner is hereby consented to by each Limited Partner.

7.4  OBLIGATIONS OF THE GENERAL PARTNER

     (a) The General Partner shall take all action which may be necessary or appropriate to continue the Partnership as a limited partnership under the laws of the State of California (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged).

     (b) The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the officers nor directors of the General Partner shall be expected to devote their full time to the performance of such duties.

     (c) The General Partner shall at all times use its best efforts to maintain its net worth at a sufficient level to meet all requirements of the Code, under currently applicable regulations of the Internal Revenue Service, to ensure that the Partnership is classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation, and shall, irrespective of such requirements, maintain its net worth in an amount at least equal to the mini-mum net worth required under the applicable securities laws of the states in which the Units are or shall be qualified for sale and are sold.

     (d) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

     (e) The General Partner shall use its best efforts to ensure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

     (f) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all monies and assets of the Partnership, whether or not under the General Partner's possession or control, and the General Partner shall not employ or permit another to employ such monies or assets in any manner except for the exclusive benefit of the Partnership. Other than as contemplated by Section 7.6 hereof, the Partnership shall not permit the Limited Partners to contract away the fiduciary duty owed to the Limited Partners by the General Partner under the common law.

     (g) With respect to any proposed Roll-Up involving the Partnership, the General Partner and the Partnership shall follow and observe the following guidelines:

          (i) An appraisal of the assets of the Partnership shall be obtained from an Independent Expert. If the appraisal will be included in the prospectus used to offer the securities of the Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states in which the securities are proposed to be offered as an exhibit to the registration statement containing said prospectus.

          (ii) The appraisal shall be based on an evaluation of all material and relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the assets of the Partnership over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in the prospectus and/or report distributed to the Limited Partners in connection with the Roll-Up.

          (iii) In connection with the Roll-Up, the General Partner or other Person sponsoring the Roll-Up shall offer to the Limited Partners who vote "no" on the proposal the choice of:

               (A) Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

               (B) One of the following:

                    (1) Remaining as Limited Partners in the Partnership, and
               preserving their interests therein on the same terms and conditions as existed previously; or

                    (2) Receiving cash in an amount equal to the Limited
               Partners' pro rata share of the appraised value of the net assets of the Partnership.

               (C) The General Partner or Person sponsoring the Roll-Up need only offer one of the alternatives set forth in this paragraph (B) to dissenting Limited Partners who do not wish to accept the securities of the Roll-Up Entity.

          (iv) The Partnership shall not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for by Sections 8.1 and
     8.3 hereof. If the Roll-Up Entity is a corporation, the voting rights of the Limited Partners shall correspond to the voting rights provided for in Sections 8.1 and 8.3 hereof to the greatest extent possible.

          (v) The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his or her securities of the Roll-Up Entity on the basis of the number of shares held by that Limited Partner.

          (vi) The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' right of access to the records of the Roll-Up Entity shall be less than those provided for under Article XIV hereof.

          (vii) The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

7.5 RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER

     (a) Without the Consent of all of the Limited Partners, neither the General Partner nor any affiliate of the General Partner shall have authority to:

          (i) Do any act in contravention of this Agreement;

          (ii) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

          (iii) Confess a judgment against the Partnership;

          (iv) Admit a Person as a General Partner, except as provided in this Agreement;

          (v) Admit a Person as an Additional or Substituted Limited Partner, except as provided in this Agreement;

          (vi) Knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

     (b) Without the Consent of the holders of at least two-thirds ( 2/3) of the then outstanding Units, the General Partner shall not have the authority to merge or consolidate the Partnership with the General Partner or with any Affiliate of the General Partner, or to amend this Agreement to modify the provisions of this subsection.

     (c) Without the Consent of the holders of a majority of the then outstanding Units, neither the General Partner nor any affiliate of the General Partner shall have authority to:

          (i) At any time prior to the expiration of 10 years from the Closing Date, sell all or substantially all of the Equipment in a single sale, or in multiple sales in the same 12 month period, except in the orderly liquidation and winding-up of the business of the Partnership upon its dissolution;

          (ii) Amend this Agreement; or

          (iii) Materially change or modify the investment objectives and policies of the Partnership, as said investment objectives and policies are set forth in the Prospectus.

     (d) Neither the General Partner nor any Affiliate of the General Partner shall have authority to:

          (i) Except as otherwise permitted by the provisions of Section 7.2(c), 7.2(h), and 7.5(b) hereof, sell or lease Equipment to or lease or purchase Equipment from the Partnership;

          (ii) Cause the Partnership to acquire Equipment from a limited or general partnership, joint venture, or unincorporated association in which the General Partner or any of its Affiliates has an interest;

          (iii) Other than as specifically contemplated by Section 7.7(e) hereof, obtain any loan from the Partnership;

          (iv) Make any loan to the Partnership for a term in excess of 12 months, or receive on any such loan to the Partnership interest and other financing charges or fees in excess of the lesser of its costs or the amounts which would be charged the Partnership by unrelated banks on comparable loans for the same purpose (and in no event in excess of applicable usury limitations);

          (v) Cause the Partnership to invest in a limited or general partnership, joint venture, or other unincorporated association engaged in the ownership or operation of equipment;

          (vi) Receive from the Partnership any rebate or give-up or participate in any reciprocal business arrangement which would circumvent the restrictions of this Agreement or enable the General Partner or any of its Affiliates to do so;

          (vii) Pay or award directly or indirectly any commission or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units, provided, however, that the foregoing shall not prohibit the payment of underwriting and sales commissions as contemplated by the Prospectus;

          (viii) Enter into an exclusive right to sell or an exclusive employment to sell the Equipment for the Partnership;

          (ix) Other than as permitted by Section 14.2 hereof, commingle the funds of the Partnership with those of any other Person;

          (x) Cause the Partnership to exchange Units for Equipment; or

          (xi) Receive any salary, fees, profits or Distributions except as provided in Articles IV, VI, or XIII hereof, or except with respect to Units they may purchase as to Distributions made generally to the Limited Partners on the Units; provided, however, that, subject to compliance with
     Section 7.5(b) hereof, nothing contained in this Section 7.5 shall be deemed to inhibit the Partnership's ability to consolidate or merge in the future with other entities into a master limited partnership or corporation.

7.6  OTHER BUSINESS OF THE PARTNERS

     Any Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing in or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, leasing, sale, management, and operation of marine containers, or other equipment or property and receiving compensation therefor (which transactions do not involve any rebate or reciprocal arrangement which would have the effect of circumventing any restrictions set forth herein upon dealing with Affiliates of the General Partner). Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

7.7 LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION

     (a) The General Partner and its Affiliates performing services on behalf of the Partnership, and within the scope of the General Partner's and its Affiliates' capacity, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates performing services on behalf of the Partnership shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the business of the Partnership, provided that the General Partner or its Affiliates in good faith determined that their course of conduct was in the best interest of the Partnership and provided further that such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

     (b) Notwithstanding anything to the contrary contained in subsection (a), the General Partner and its Affiliates performing services on behalf of the Partnership and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses, including attorneys' fees, arising from or out of an alleged violation of Federal or state securities laws or rules unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves litigation costs, or (ii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made.

     (c) In any claim for indemnification for Federal or state securities law violations under subsection (b)(ii) above, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Commissioner of Securities, the Tennessee Securities Division and any other applicable state securities authority with respect to the issue of indemnification for securities law violations.

     (d) Any amounts payable to the General Partner or its Affiliates performing services on behalf of the Partnership pursuant to this Section shall be recoverable only out of the assets of the Partnership and not from the individual assets of the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner, its Affiliates, or any other party for any liability as to which the General Partner or its Affiliates are herein prohibited from being indemnified hereunder.

     (e) (1) The Partnership shall not advance any monies to the General Partner or to any Affiliate of the General Partner for legal expenses and other costs incurred by the General Partner or such Affiliate as a result of legal action initiated against the General Partner or such Affiliate by a Limited Partner of the Partnership alleging a breach of duty by the General Partner or such Affiliate to the Limited Partner.

          (2) Other than as provided in paragraph (1) above, the Partnership shall advance from Partnership funds monies to the General Partner or to any Affiliate of the General Partner for legal expenses and other costs incurred as a result of legal action initiated against the General Partner or any such Affiliate, but only if each of the following conditions is satisfied:

          (i) The Partnership has adequate funds available to make the advance;

          (ii) The legal action relates to the performance of duties or services by the General Partner or its Affiliate on behalf of the Partnership;

          (iii) Legal action is initiated by a third party who is not a Limited Partner alleging a breach of duty by the General Partner or such Affiliate to the Limited Partner;

          (iv) The General Partner or its Affiliate, as the case may be, undertakes to repay the advanced funds, with interest at the rate specified in Section 9.2 hereof, to the Partnership in the event that the General Partner or such Affiliate is not entitled to indemnification under the provisions of Section 7.7(a) hereof.

7.8  RESTORATION OF CAPITAL ACCOUNT DEFICIT

     The General Partner shall be required to restore any deficit in its Capital Account balance upon the Partnership's liquidation, as called for by and subject to the provisions of Section 13.2 hereof.

--------------------------------------------------------------------------------

                                  ARTICLE VIII
                      MEETINGS, ACTIONS WITHOUT A MEETING,
                     AND VOTING RIGHTS OF LIMITED PARTNERS
--------------------------------------------------------------------------------

8.1  MEETINGS

     (a) Meetings of Limited Partners may be called by the General Partner or by Limited Partners holding more than 10% of the then outstanding Units. Meetings may be called to vote on any of the matters subject to the vote of Limited Partners as set forth in this Agreement. Meetings of the Limited Partners shall be held at the time and place specified in the request or, if none, at a time and place convenient to the Limited Partners. A call for a meeting shall be deemed to have been made upon receipt by the General Partner of a written request from Limited Partners holding the requisite percentage of Units and stating the purpose of the meeting. The General Partner shall notify all Limited Partners, within 10 days after receipt of such a request from the Limited Partners, of the receipt of the request and the general nature of the business to be transacted at the meeting. Such notice shall be transmitted to all Limited Partners by personal delivery (with no later than two-day delivery) or by certified mail. Subject to compliance by the Limited Partners requesting the meeting with any applicable laws and regulations pertaining to the solicitation of proxies, the meeting shall be held on a date not less than 15 nor more 60 days after the date of the receipt by the General Partner of the Limited Partners' notice requesting the meeting. No business may be transacted at such meeting other than as set forth in such notice. All costs and expenses of the notification and conduct of meetings shall be paid by the Partnership.

     (b) The presence in person or by proxy of the holders of a majority of the then outstanding Units shall constitute a quorum for all meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority of the Units of such Limited Partners so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when the Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner entitled to such notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

     (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of the Limited Partners. Such date shall not be more than 60 days nor less than 10 days before any such meeting.

     (d) Each Limited Partner may authorize any Person or Persons to act for him by proxy in all matters in which the Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the Limited Partner executing it.

     (e) At each such meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

8.2  ACTION WITHOUT A MEETING

     Any action which may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall (i) be signed by the Limited Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which the Limited Partners entitled to vote thereon were present and voted, and (ii) be signed by the required number of Limited Partners within 60 days after the submission of the consent or consents for approval to the Limited Partners. In the event that the General Partner or Limited Partners holding more than 10% of the then outstanding Units request a meeting for the purpose of discussing or voting on the matter requested by written consent, a notice of such meeting shall be given in accordance with subsection (a) of Section 8.1 hereof. Unless delayed in accordance with the provisions of the preceding sentence, any action taken without a meeting shall be effective 15 days after the required minimum number of Limited Partners have signed the consent or consents; provided, however, that the action shall be effective immediately, subject to the provisions of Section 8.3 hereof, if the General Partner and Limited Partners holding 90% or more of the then outstanding Units sign the consent or consents. Any solicitation of consent to action without a meeting pursuant to this Section 8.2 shall be subject to compliance with any applicable securities laws and regulations pertaining to the solicitation of consents.

8.3  VOTING RIGHTS OF THE LIMITED PARTNERS

     (a) Subject to the provisions of Sections 12.4 and 7.5(b) hereof, upon the affirmative vote of the holders of a majority of the then outstanding Units, the Limited Partners may, without the necessity of concurrence by the General Partner, (i) amend this Agreement, (ii) dissolve the Partnership, (iii) remove the General Partner, (iv) approve or disapprove a sale of all or substantially all of the Equipment, and (v) elect a successor General Partner to continue the Partnership upon the occurrence of any of the events set forth in Section 13.1(a)(i) or 13.1(a)(iii) herein.

     (b) The voting rights specifically granted to the Limited Partners by this Agreement are intended to be, and shall be, exclusive: other than as explicitly set forth in this Agreement, the Limited Partners shall have no voting rights with respect to the management or operation of the Partnership. Other than as restricted by the voting rights specifically set forth in this Agreement, the General Partner shall exercise its rights and powers as general partner of the Partnership, within the authority granted to it hereby, without the necessity of obtaining any consent or approval of the Limited Partners therefor.

8.4  VOTING OF UNITS BY THE GENERAL PARTNER

     With respect to any Units owned by the General Partner or any Affiliate of the General Partner, neither the General Partner nor any such Affiliate shall vote such Units on or consent with respect to such Units to proposals submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any Affiliate of the General Partner. For purposes of this Agreement, in determining the requisite percentage of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent pursuant to this
Section 8.4, any Units owned by the General Partner or such Affiliate shall not be included.

--------------------------------------------------------------------------------

                                   ARTICLE IX
                         SUCCESSION OF GENERAL PARTNER
--------------------------------------------------------------------------------

9.1  ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS

     (a) With the Consent of the holders of a majority of the then outstanding Units, the General Partner may at any time designate one or more Persons to be successors to the General Partner or to be an additional General Partner, in each case with the participation in the General Partner's interest in the Partnership as the General Partner and such successor or additional General Partner may agree upon. Each such designee shall become a successor or additional General Partner upon satisfying the provisions of Section 15.2 hereof.

     (b) Except in connection with a transfer to a successor or additional General Partner pur-suant to Section 9.1(a) hereof, the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign its interest therein, except that (i) it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the assets or stock of the General Partner and continued its business, or (ii) it may cause to be admitted to the Partnership an additional General Partner or Partners to enable the aggregate net worth of the General Partner to comply with the provisions of Section 7.4(c) hereof. Each such successor or additional General Partner shall be admitted as such to the Partnership upon satisfying the conditions of Section 15.2 hereof. Each Limited Partner hereby consents to the admission of any additional or successor General Partner pursuant to the provisions of this Section 9.1(b), and no further consent or approval shall be required.

     (c) Any withdrawal by the General Partner from the Partnership, or any sale, transfer or assignment by the General Partner of its interest, shall be effective only upon the admission in accordance with Section 9.1(a) or Section 9.1(b) hereof of a successor or additional General Partner, as the case may be.

9.2  VALUATION OF INTEREST OF THE GENERAL PARTNER

     (a) In the event of the removal of the General Partner, pursuant to the provisions of Section 8.3(a)(iii) hereof, and the continuation of the Partnership by the election by the Limited Partners of a successor General Partner pursuant to Section 13.1(b) hereof, the then present fair market value of the removed General Partner's interest as General Partner in the Partnership shall be determined by agreement between the removed General Partner and the successor General Partner (which agreement shall require the consent of the holders of a majority of the then outstanding Units). The then present fair market value of the removed General Partner's interest as General Partner in the Partnership shall include any accrued but unpaid reimbursements for services rendered by the General Partner pursuant to Section 4.4 hereof; any advance or loan then outstanding from the General Partner to the Partnership, plus accrued but unpaid interest; any expenses paid by the General Partner for and on behalf of the Partnership but not reimbursed to the General Partner pursuant to Section
5.3 hereof; and the then present fair market value of the General Partner's share in Distributions of the Partnership pursuant to Section 6.1 hereof (using, as a discount rate, a rate equal to the interest rate on the note specified below to be issued to the removed General Partner in payment of its interest in the Partnership). If the removed General Partner and the successor General Partner cannot agree on the then present fair market value of the removed General Partner's interest in the Partnership, or their agreement is not approved by the Limited Partners as aforesaid, then the then present fair market value thereof shall be determined in accordance with the rules of the American Arbitration Association. The fees charged by the American Arbitration Association shall be borne equally by the removed General Partner and the Partnership. The interest of the removed General Partner shall be paid to such General Partner in the form of a note bearing interest at the lower of the then prime rate or the rate that would apply on a similar note negotiated by unaffiliated parties under similar circumstances (but in no event in excess of applicable usury limitations). The note shall provide for equal annual payments sufficient to pay in not less than five years all interest and principal owed to the removed General Partner. The note shall contain such provisions as would be usual and customary in a commercial promissory note, and shall require mandatory prepayments in an amount equal to the distribution that would have been paid to the General Partner had it not been removed from any Sale Proceeds realized by the Partnership when in the process of liquidation.

     (b) In the event of the Bankruptcy or voluntary dissolution of the General Partner, and the continuation of the Partnership by the election by the Limited Partners of a successor General Partner pursuant to Section 13.1(b) hereof, the fair market value of the Bankrupt or voluntarily dissolved General Partner's interest as General Partner in the Partnership shall be determined as provided in subsection (a) of this Section 9.2. The interest of the Bankrupt or voluntarily dissolved General Partner shall be paid, however, to such General Partner in the form of an unsecured note, not bearing interest, with the principal payable from distributions which the Bankrupt or voluntarily dissolved General Partner would otherwise have received under this Agreement had the General Partner not gone Bankrupt or voluntarily dissolved.

--------------------------------------------------------------------------------
                                   ARTICLE X
                              ASSIGNMENT OF UNITS
--------------------------------------------------------------------------------

10.1  RESTRICTIONS ON TRANSFER OF UNITS

     (a) No sale or assignment of any Units may be made if the Units sought to be sold or assigned would, in the good faith discretion of the General Partner, constitute the Partnership a "publicly traded partnership" within the meaning of
Section 7704 of the Code. Each Limited Partner agrees to provide to the General Partner such information as the General Partner may request with respect to any proposed transfer or assignment of Units to enable the General Partner to determine whether the proposed transfer or assignment would constitute the Partnership a publicly traded partnership. Each Limited Partner hereby consents and agrees to any decision made by the General Partner, in good faith, to deny a proposed transfer or assignment of Units hereunder.

     (b) No sale or assignment of any Units may be made if the Units sought to be sold or assigned, when added to the total of all other Units sold or assigned within the twelve consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code.

     (c) No transfer or assignment of any Units may be made if counsel for the Partnership shall be of the opinion that such transfer or assignment would be in violation of any state securities or "blue sky" laws (including any investment suitability standards) applicable to the transaction.

     (d) No partial sale, assignment, or transfer by a Limited Partner of his Units, after which the transferor or the transferee would hold less than 125 Units, will be permitted or recognized (except for transfers by gift, inheritance, or family dissolution or transfers to Affiliates or intrafamily transfers).

     (e) Any sale, assignment, or transfer of Units made in violation of the foregoing provisions of this Section 10.1 shall be null and void and shall not be recognized for any purpose whatsoever by the Partnership.

10.2  ASSIGNEES AND SUBSTITUTED LIMITED PARTNERS

     (a) If a Limited Partner dies, his executor, administrator, or trustee or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the receiver or trustee of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent, incompetent, or bankrupt Limited Partner possessed to assign all or any part of his Units and to join with the assignee thereof in satisfying the conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     (b) Upon any permitted assignment by a Limited Partner of his Units, such Limited Partner shall promptly notify the Partnership in writing of such assignment, setting forth in such notice the name and address of the Limited Partner, the name, address, and taxpayer identification number of the proposed assignee of his Units, and such other information as the General Partner may reasonably request. The Partnership need not recognize for any purpose any assignment of all or any fraction of a Limited Partner's Units unless there shall have been filed with the Partnership a duly executed instrument making such assignment and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement.

     (c) Until a Substituted Limited Partner is admitted in the place and stead of an assigning Limited Partner, such assigning Limited Partner shall retain only the statutory rights of an assignor of a limited partnership interest under the California Revised Limited Partnership Act. If an assignee is recognized as a Limited Partner pursuant to the provisions of subsection (d) below, but is not recognized as Substituted Limited Partner of the Partnership, from and after the effective date of the Partnership's recognition of the assignee, the statutory rights of the assignor Limited Partner shall cease and terminate.

     (d) Any Person who is an assignee of all or any fraction of the Units of a Limited Partner shall become a Substituted Limited Partner when such Person shall have satisfied the conditions of Section 15.2 hereof and shall have paid to the Partnership all actual, necessary, and reasonable fees and costs in connection with his substitution as a Limited Partner; provided, however, that the substitution of any assignee of Units as a Substituted Limited Partner shall be subject to satisfaction of the conditions of Section 10.1 hereof and to the consent of the General Partner, which consent may be granted or arbitrarily withheld in its sole and absolute discretion. Notwithstanding the time at which the conditions of subsection (b) above or this subsection (d) shall have been satisfied and notwithstanding whether any assignee of Units shall have become a Substituted Limited Partner, any assignee of Units shall, for the purposes of
Section 6.3 hereof, be recognized as a Limited Partner or an assignee, as the case may be, as of the first day of the month next succeeding the month in which the Partnership is properly notified of such assignment, provided that the assignee shall have paid to the Partnership all actual, necessary, and reasonable fees and costs incurred by the General Partner in connection with the assignment. The rights of an assignee of Units who does not become a Substituted Limited Partner by reason of non-consent thereto by the General Partner shall be limited to the receipt of his share of Distributions and income or loss as determined under Article VI hereof.

--------------------------------------------------------------------------------
                                   ARTICLE XI
                          LIMITED RIGHT OF PRESENTMENT
--------------------------------------------------------------------------------

11.1  PROCEDURE FOR EXERCISE

     Following the third full calendar year after the Net Proceeds have been invested in Equipment or returned to the Limited Partners pursuant to Section 3.4(c) hereof, the General Partner shall notify the Limited Partners on or before March 31 of each such year, of their right pursuant to this Article XI to present their Units for redemption by the Partnership. Any Limited Partner electing to present his Units for redemption must present all of the Units then owned by him for redemption by written notice to the General Partner no later than 30 days following the date of transmittal of the notification. Units held by the General Partner or its Affiliates will not be eligible for redemption pursuant to the provisions of this Article XI. No more than one redemption of Units in any one year shall be made by the Partnership or by the General Partner pursuant to the provisions of this Article XI, or otherwise.

11.2  VALUATION OF UNITS

     The price payable for the Units presented by a Limited Partner for redemption pursuant to Section 11.1 hereof shall be equal to the book value of a Unit as of the end of the most recent calendar year, minus the Distributions payable per Unit and not reflected in the book value of a Unit as aforesaid, multiplied by the number of Units presented by the Limited Partner. The book value of a Unit shall be determined by the General Partner, in accordance with generally accepted accounting principles. In the notification transmitted to the Limited Partners, the General Partner shall set forth the redemption price of a Unit, and a brief description of the calculation of the redemption price.

11.3  REDEMPTION OF UNITS

     (a) Any redemption of Units pursuant to this Article XI shall be conditional upon compliance by the Partnership with any applicable laws and regulations governing issuer tender offers.

     (b) Subject to the provisions of subsection (a) above, the Partnership may accept or reject any presentment of Units made pursuant to Section 11.1 hereof in the General Partner's sole and absolute discretion. Without limiting the generality of the foregoing, the Partnership may decline to redeem any Units presented under this Article XI if the General Partner concludes that redeeming the Units would jeopardize the status of the Partnership as not a "publicly traded partnership" within the meaning of Section 7704 of the Code, or if the General Partner concludes that redeeming the Units would impair the capital or operations of the Partnership. Any Units not redeemed by the Partnership pursuant hereto may be purchased by the General Partner, acting in its sole discretion, on the same terms and conditions applicable to a redemption of the Units by the Partnership.

     (c) Within 30 days after proper presentment of Units by the Limited Partners to the Partnership, the General Partner shall notify such Limited Partners as to whether the Units presented will be redeemed. Units accepted for redemption will be paid for in cash not less than 30 days and not more than 45 days thereafter, upon the due endorsement of the instrument of assignment for such Units to the Partnership. In no event shall payment for any Units accepted for redemption be made until at least 60 days have passed since the date the Partnership received written notice by the Limited Partner of his or her election to present his or her Units for redemption. If the Partnership elects to redeem Units, and the aggregate of the Units tendered for redemption exceeds the available funds therefor, the Units to be redeemed will be selected by random drawing.

     (d) The effective date of any redemption of Units made hereunder shall be the first day of the month next succeeding the month in which the General Partner's notification was mailed. As to any Units redeemed by the Partnership, such Units shall, from and after the effective date of the redemption, no longer be deemed issued and outstanding Units of the Partnership. As to any Units purchased by the General Partner, the General Partner shall, with respect thereto, from and after the effective date of such purchase, become a Substituted Limited Partner for all purposes of this Agreement (subject to the limitation on the voting of such Units imposed by Section 8.4 hereof).

--------------------------------------------------------------------------------
                                  ARTICLE XII
                             AMENDMENT OF AGREEMENT
--------------------------------------------------------------------------------

12.1  AMENDMENTS PROPOSED BY THE GENERAL PARTNER

     Amendments to this Agreement may be proposed by the General Partner. Following such proposal, the General Partner shall submit to the Limited Partners a statement of the proposed amendment. The General Partner may but is not required to call a meeting pursuant to Section 8.1 hereof for the purpose of voting on the amendment. Such amendment shall become effective upon approval pursuant to the applicable provisions of Article VIII hereof. With respect to each proposal to amend this Agreement requiring the approval of the Limited Partners, the Limited Partners shall be entitled to vote separately on each proposed amendment to this Agreement.

12.2  AMENDMENTS PROPOSED BY THE LIMITED PARTNERS

     Amendments to this Agreement may be proposed by one or more Limited Partners owning in the aggregate more than 10 percent of the then outstanding Units, by submission in writing to the General Partner of a notice stating the proposed amendment and the number of Units held by the proponents thereof. Subject to compliance by the Limited Partners proposing the amendment with any applicable laws and regulations pertaining to the solicitation of proxies, the General Partner shall thereupon submit to the Limited Partners a verbatim statement of the proposed amendment. The General Partner shall include in such submission its recommendation as to the adoption of the proposed amendment. Such proposed amendment shall be adopted if approved pursuant to the applicable provisions of Article VIII hereof.

12.3  AMENDMENTS PERMITTED WITHOUT
       APPROVAL OF THE LIMITED PARTNERS

     In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising out of this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to modify the provisions of Section 6.2 and 6.3 of this Agreement governing the allocation of items of income, gain, loss, deduction, and credit among the Partners of the Partnership if, as a result of developments in the law, counsel or accountants to the Partnership advise the Partnership that the provisions of said Sections are unlikely to be respected for Federal income tax purposes, provided that no such modification shall be permitted which would materially modify the allocation of Distributions between the Limited Partners and the General Partner; and (iv) to delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by any state "blue sky" commissioner, which addition or deletion is deemed by the Staff or any such commissioner to be for the benefit or protection of the Limited Partners.

12.4  PROHIBITED AMENDMENTS

     Notwithstanding Sections 12.1-12.3 hereof (except as specifically provided in Section 12.3(iii) hereof), this Agreement shall not be amended without unanimous Consent of the Limited Partners and the General Partner if such amendment would reduce their relative shares in the Distributions of the Partnership; nor shall this Agreement be amended without the consent of the General Partner if the effect thereof would be to change the rights and obligations of the General Partner.

--------------------------------------------------------------------------------
                                  ARTICLE XILL
                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
--------------------------------------------------------------------------------

13.1  EVENTS CAUSING DISSOLUTION

     (a) Subject to the right of the Limited Partners to continue the Partnership by electing a successor General Partner as hereinafter set forth in this Section 13.1, the Partnership shall continue to exist for the term provided in Section 2.4 hereof, unless sooner dissolved by the happening of any of the following events:

          (i) the Bankruptcy or voluntary dissolution of the General Partner;

          (ii) the vote to dissolve by the holders of a majority of the then outstanding Units;

          (iii) the vote to remove the General Partner by the holders of a majority of the then outstanding Units;

          (iv) the continued conduct of the business of the Partnership becoming illegal; or

          (v) the sale of all or substantially all of the Equipment.

     (b) Upon the occurrence of either of the events set forth in paragraph
(a)(i) above, the Partnership may be continued by the election by the Limited Partners of a successor General Partner within 90 days of the effective date of such event pursuant to Section 8.3 hereof. The Partnership may be continued upon the occurrence of the event set forth in paragraph (a)(iii) above by the election by the Limited Partners of a successor General Partner pursuant to
Section 8.3 hereof on or prior to the effective date of such event.

     (c) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided in Section 13.3 below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the relationship of the Partners, as such, shall continue to be governed by this Agreement.

     (d) Each Limited Partner hereby expressly waives his right to dissolve the Partnership or obtain dissolution in any way other than as specified in
Section 13.1(a) hereof. Without limiting the generality of the foregoing, the occurrence of any of the following events specified in Section 15642(d) of the California Revised Limited Partnership Act shall not effect a dissolution of the Partnership and, notwithstanding the occurrence of any of the following events, the General Partner shall continue as General Partner of the Partnership: (i) the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; or (ii) the appointment without the General Partner's consent or acquiescence of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner's properties and assets.

13.2  CAPITAL CONTRIBUTION BY THE GENERAL
       PARTNER UPON DISSOLUTION

     Upon dissolution of the Partnership, the General Partner shall contribute to the Partnership an amount equal to (and shall in no event be obligated to contribute more than) the lesser of (i) the deficit balance in its Capital Account at such dissolution (after giving effect thereto to the allocation of all items of Partnership income, gain, loss, or deduction arising from the liquidation of the Partnership's Equipment and assets pursuant to Section 13.3 below), or (ii) 1.01% of the excess of the Limited Partners' Capital Contributions to the Partnership over the Capital Contributions previously made to the Partnership by the General Partner. For the purposes of this Section 13.2, any payments made by the General Partner pursuant to any guaranty of indebtedness made to the Partnership, and the amounts due and unpaid to the General Partner on any loan made by it to the Partnership, shall be deemed to be a Capital Contribution made by the General Partner to the Partnership.

13.3  ALLOCATION OF LIQUIDATION PROCEEDS UPON DISSOLUTION

     (a) In the event of dissolution, the assets of the Partnership shall be sold and the cash proceeds thereof distributed as follows:

          (i) All of the Partnership's debts and liabilities to Persons other than Partners shall be paid and discharged;

          (ii) All of the Partnership's debts and liabilities to the Partners shall be paid and discharged; and

          (iii) The balance of such proceeds shall be distributed to the Partners pro rata to their positive Capital Account balances, as said Capital Account balances are determined after taking into account all adjustments (other than Distributions made hereunder) for the taxable year in which such proceeds are realized.

     (b) In the event that the Partnership exchanges its Equipment and its assets for the securities of a corporation or other entity, and the securities are distributed in liquidation of the Partnership to the Partners, then and in such event, the securities, for purposes of determining the Partners' share thereof under clause (iii) of subsection (a) above, shall be valued at the agreed-upon net value of the Equipment and the other assets transferred in the exchange, as set forth in the agreement of sale or exchange, or at their appraised net value if their value is not set forth in the agreement of sale or exchange.

13.4  WINDING-UP OF THE PARTNERSHIP

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership's assets remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return the Capital Contribution of a Limited Partner, the Limited Partner shall have no recourse against the General Partner or any other Limited Partner (except to the extent that the General Partner is obligated to make contributions to the Partnership pursuant to Section 13.2 hereof). The winding-up of the business of the Partnership and the distribution of its assets shall be conducted by the General Partner, which is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of the Bankruptcy or voluntary dissolution of the General Partner or the removal of the General Partner by the Limited Partners without the election by the Limited Partners in either instance of a successor thereto, the winding-up of the business of the Partnership and the distribution of its assets shall be conducted by such Person as may be selected by a vote of the holders of a majority of the then outstanding Units, which is hereby authorized to do any and all acts and things authorized by law for such purposes.

--------------------------------------------------------------------------------

                                  ARTICLE XIV
                       BOOKS AND RECORDS, BANK ACCOUNTS,
                           REPORTS, AND TAX ELECTIONS
--------------------------------------------------------------------------------

14.1  BOOKS AND RECORDS

     (a) The books and records of the Partnership shall be maintained at the principal office of the Partnership. The books and records to be maintained by the Partnership shall include the following:

          (i) A list, updated at least quarterly, of the full name and last known business or residence address of each Limited Partner, set forth in alphabetical order, together with the telephone number of the Limited Partner (if provided to the Partnership by the Limited Partner), the Unit ownership of such Limited Partner, and the percentage of all outstanding Units held by such Limited Partner;

          (ii) A copy of the Partnership's Certificate of Limited Partnership and all amendments thereto;

          (iii) Copies of the Partnership's Federal, state and local income tax or informa-tion returns and reports for the six most recent taxable years;

          (iv) The original of this Agreement and all amendments thereto;

          (v) The reports and financial statements of the Partnership required by Section 14.3 hereof for the six most recent fiscal years; and

          (vi) All other Partnership books and records as they relate to the internal affairs of the Partnership for at least the current and past three fiscal years.

     (b) (1) Upon the request of a Limited Partner, the General Partner shall, within ten days of the request, mail to the Limited Partner a list of the Limited Partners of the Partnership as maintained by the Partnership pursuant to subsection (a)(i) above. The list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10 point type). The Partnership may charge the Limited Partner a reasonable amount for the cost of copying the list. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the list, the General Partner shall be liable to the Limited Partner requesting the list for the costs, including reasonable attorneys' fees, incurred by the Limited Partner to compel the production of the list, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense to the production or mailing of the list that the purpose for the request for inspection of or for a copy of the list is to secure the list or other information for the purpose of selling the same or copies thereof, or of using the same for a commercial purpose other than in the interest of the Limited Partner as a Limited Partner relative to the business of the Partnership. The General Partner may require the Limited Partner requesting the list to represent that the list is not being requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. A request for the list for the purpose of enabling the Limited Partner to exercise any of the voting rights of the Limited Partner granted by Section 8.3 hereof, or to exercise the Limited Partner's rights under Federal proxy laws, shall be deemed, without limitation, to be a proper request hereunder. The remedies provided hereunder to Limited Partners requesting a list of the Limited Partners of the Partnership are in addition to, and shall not in any way limit, any other remedies that may be available to the Limited Partner under Federal law or under the laws of any state.

          (2) Upon the written request of a Limited Partner, the General Partner shall promptly deliver to such Limited Partner, at the location specified by such Limited Partner, at the expense of the Partnership, a copy of the books and records required to be maintained by the Partnership pursuant to the provisions of paragraphs (ii) or (iv) of subsection (a) above.

     (c) The books and records of the Partnership, including those books and records required to be maintained by the Partnership pursuant to subsections (a) and (b) above, shall be available for examination and copying (at the Limited Partner's expense) at the principal office of the Partnership by any Limited Partner or his duly authorized representative during business hours.

     (d) Throughout the term of the Partnership, the Partnership shall maintain for each Partner a capital account. A Partner's capital account shall be credited with the cash contributed by such Partner to the Partnership and such Partner's distributive share of Partnership income (including tax-exempt income) and gain, and shall be debited with the cash distributed to such Partner and such Partner's distributive share of Partnership losses and deductions (including non-tax deductible items) and expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Upon the transfer of Units, the capital account of the transferor Partner attributable to such Units will carry over to his transferee. In maintaining the capital accounts of the Partners, the General Partner shall follow the principles enunciated in Section 6.2(a) hereof.

14.2  BANK ACCOUNTS

     The bank accounts of the Partnership shall be maintained in such banking institutions, not affiliated with the General Partner, as the General Partner shall determine, and withdrawal shall be made only in the regular course of the Partnership's business on such signature or sig-natures as the General Partner may determine. All deposits and other funds not needed in the operation of the business of the Partnership may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by U.S. states or municipalities, certificates of deposit and time or demand deposits in commercial banks, prime commercial paper, money market mutual funds, bankers' acceptances, or savings and loan association deposits. The funds of the Partnership shall not be commingled with the funds of any other Person; provided, however, that the funds of the Partnership and of other limited partnerships sponsored by the General Partner or an Affiliate of the General Partner may be held together in a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of the Partnership and such other limited partnerships; and provided further, that the funds of the Partnership are protected from claims of such other limited partnership(s) and/or their creditors.

14.3  REPORTS

     (a) Within 60 days after the end of each of the first three calendar quarters of a year, commencing for the first calendar quarter in which Additional Limited Partners are first admitted to the Partnership pursuant to
Section 3.3(e) hereof, the General Partner shall send to each Limited Partner
(i) a balance sheet, as of the end of such quarter, statements of earnings, Partners' equity and cash flows for such quarter, each prepared in accordance with generally accepted accounting principles (but none of which need be audited), and a statement of distributable cash for such quarter, (ii) disclosure of the amount of all fees, compensation, and Distributions paid by the Partnership for such quarter to the General Partner or any Affiliate of the General Partner, (iii) until the Net Proceeds shall be fully invested, a report of Equipment acquisitions, including the cost thereof, a description of the initial leases therefor, and the amount which then remains unexpended, and (iv) a report of the activities of the Partnership during such calendar quarter.

     (b) Within 75 days after the end of each calendar year, the General Partner shall send to each Person who was a Limited Partner at any time during the calendar year then ended such tax information with respect to the Partnership's operations as shall be necessary for the preparation by such Limited Partner of his Federal income tax return.

     (c) Within 120 days after the end of each calendar year, the General Partner shall send to each Person who was a Limited Partner at any time during the calendar year then ended (i) a balance sheet as of the end of such calendar year and statements of earnings, Partners' equity, and cash flows for such calendar year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant, (ii) a statement of distributable cash (which need not be audited), (iii) a report summarizing the fees, compensation, and Distributions paid by the Partnership for such calendar year to the General Partner or any Affiliate of the General Partner, and (iv) a statement (which need not be audited) showing the Distributions to the Limited Partners for such year. Said statement shall separately identify for said year Distributions of Distributable Cash From Operations, Distributions of Sale Proceeds, Distributions from reserves, and Distributions from reserves from the Gross Proceeds from the offering of Units.

     (d) The General Partner shall prepare and file with appropriate state authorities and the Securities and Exchange Commission all reports required to be filed by the Partnership by the respective state's securities or "blue sky" laws or said Commission, as the case may be.

14.4  TAX ELECTIONS

     (a) The Partnership may elect to use and to change from time to time, insofar as permitted by the applicable provisions of the Code, such costrecovery methods with respect to its Equipment as are deemed, in the sole and absolute discretion of the General Partner, to be in the best interests of the Partnership.

     (b) The General Partner may, in its sole and absolute discretion, make any and all other elections on behalf of the Partnership and the Limited Partners for Federal, state or local tax purposes.

--------------------------------------------------------------------------------

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------

15.1  POWER OF ATTORNEY

     (a) Each Limited Partner, including each Additional and Substituted Limited Partner, by the execution or adoption of this Agreement, hereby irrevocably constitutes and appoints the General Partner his true and lawful attorney-in-fact, with full power of substitution, in his name, place and stead, to execute, acknowledge, deliver, swear to, file, and record such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

          (i) All certificates and instruments and any amendments thereof which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in such jurisdictions in which the Partnership is formed and may conduct business or in which such formation, qualification, or continuation is, in the opinion of the General Partner, necessary to protect the limited liability of the Limited Partners;

          (ii) All amendments of this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

          (iii) A group return of income for electing non-resident Limited Partners of the Partnership pursuant to the provisions of Section 18535 of the California Revenue and Taxation Code, and the regulations promulgated thereunder by the Franchise Tax Board, and a similar group return of income for electing non-resident Limited Partners in any other state in which the Partnership does business and in which it derives income;

          (iv) All certificates and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     (b) The appointment by each Limited Partner of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest and irrevocable, and shall survive the bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and a transfer or assignment of the Units of such Person; provided, however, that in the event of a transfer by a Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed and delivered to effect such substitution; provided further, however, that the foregoing power of attorney of a transferor Limited Partner shall survive such transfer with respect to any period prior to the transfer with respect to which the Limited Partner has elected to authorize the Partnership to file on such Limited Partner's behalf a group return of income for non-residents. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by the General Partner as attorney-in-fact, is authorized, regular and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the General Partner within five days after the receipt of a request therefor, such further designations, powers of attorney, or other instruments as the General Partner shall deem necessary for the purposes of this provision.

15.2  ADOPTION OF AGREEMENT

     Each Additional Limited Partner, Substituted Limited Partner, additional General Partner, and successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement or such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each Additional Limited Partner, Substituted Limited Partner, additional General Partner, or succes-sor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by all the provisions of, this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

15.3  NOTICES

     Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed properly given if either delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, to the address maintained by the Partnership for such person or at such other address as he may specify in writing to the Partnership.

15.4  WAIVER OF ACTION FOR PARTITION

     Each of the Partners hereby irrevocably waives during the term of the Partnership any right he may have to maintain any action for partition with respect to the property of the Partnership.

15.5  BINDING PROVISIONS

     Subject to the provisions of Article X hereof, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

15.6  APPLICABLE LAW

     This Agreement, and the application and interpretation thereof, shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

15.7  COUNTERPARTS

     This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

15.8  SEPARABILITY OF PROVISIONS

     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

15.9  SECTION TITLES

     Section titles herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     IN WITNESS WHEREOF, the undersigned have executed this amendment and restatement of the Agreement as of the day and year second above written.

                                         GENERAL PARTNER:
                                         CRONOS CAPITAL CORP.

                                         By      /s/  DENNIS J. TIETZ

                                          --------------------------------------
                                                        President

                                         INITIAL LIMITED PARTNER:

                                               /s/  DENNIS J. TIETZ

                                         ---------------------------------------

                                   SCHEDULE A

                                                                                        CAPITAL
                                                                                      CONTRIBUTION
                                                                                      ------------
GENERAL PARTNER:
     Cronos Capital Corp...........................................................       $-0-
     444 Market Street
     San Francisco, California 94111
INITIAL LIMITED PARTNER:
     Dennis J. Tietz...............................................................       $100
                                                                                          ----
     444 Market Street
     San Francisco, California 94111
          TOTAL....................................................................       $100
                                                                                          ====